                                    EXHIBIT 1

          ANNOUNCEMENT REGARDING CHANGE IN HOLDING OF MAJOR STOCKHOLDER


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
                              (English Translation)

                                                             December 28, 2005

To whom it may concern:

                                  WACOAL HOLDINGS CORP.
                                  Yoshikata Tsukamoto, Representative Director
                                  (Code Number:  3591)
                                  (Tokyo Stock Exchange, First Section)
                                  (Osaka Securities Exchange, First Section)
                                  Ikuo Otani, General Manager, Corporate
                                  Planning
                                  (Telephone:  075-682-1010)


          Announcement Regarding Change in Holding of Major Stockholder

      We hereby announce the following change in the holding of one of our major stockholders as of December 22, 2005.

1.   Background to the change:

           We became aware of the change upon receiving a Report on Change to the Report of Major Stockholding on December 22, 2005 filed by the relevant major stockholder.

2.   Name and other information concerning the relevant stockholder:

     (1) Name:   NWQ Investment Management Company

     (2) Address: 2049 Century Park East, 16th Floor
                  Los Angeles, California 90067
                  United States of America

3. The number of shares (number of voting rights) held by such stockholder and the ratio to the number of voting rights of all stockholders:

                                                Ratio to the
                                              number of voting
                                                rights of all   Ranking among
                          Number of shares      stockholders     our largest
                        (voting rights) held      (*Note 2)      stockholders
     --------------------------------------------------------------------------
       Prior to the     15,523,021 (*Note 1)  10.84% (*Note 1)      First
          change         (15,523) (*Note 1)
     --------------------------------------------------------------------------
     After the change   13,916,681 (*Note 1)   9.71% (*Note 1)      First

                         (13,916) (*Note 1)
     --------------------------------------------------------------------------


     (Note 1) It was reported that the above-mentioned major stockholder substantially holds 14,539 voting rights (the ratio to the number of voting rights of all stockholders of which is 10.15%) out of all the voting rights held by such stockholder prior to the change (i.e., 15,523 voting rights) and 12,853 voting


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              rights (the ratio to the number of voting rights of all
              stockholders of which is 8.97%) out of all the voting rights held by such stockholder after the change (i.e., 13,916 voting rights) through ADRs (American Depositary Receipts) issued by our company, and that the nominal holder of such voting rights registered in our shareholders' register is Hero and Company, a nominee of The Bank of New York, which is the depositary bank for our company's ADRs.

              Please note that the number of shares (number of voting rights) held by Hero and Company and the ratio to the number of voting rights of all stockholders as of September 30, 2005 are as follows:

              Number of shares (Number of voting rights) held:               15,157,880  (15,157)
              Ratio to the number of voting rights of all stockholders:               10.58%

     (Note 2) The number of shares without voting rights, which are deducted from the total number of issued and outstanding shares: 756,685 shares

              The total number of issued and outstanding shares as of September 30, 2005: 144,016,685 shares

4.  Date of confirmation of the above-mentioned change:     December 22, 2005

5.  Forecast of future operations:

           We expect no impact by the above-mentioned change on the forecast of our business results or other matters.

                                                                       - End -


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